                                                                     EXHIBIT 5.1
               [STEATES REMMELL AND STEATES LETTERHEAD GOES HERE]
                                                                  March 14, 1996
CONMED Corporation
310 Broad Street
Utica, New York 13501
Dear Sirs:
     In connection with the registration under the Securities Act of 1933 (the "Act") of 3,852,500 shares (the "Shares") of Common Stock, par value $.01 per share, of CONMED Corporation, a New York corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
     Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statements relating to the Shares have become effective under the Act and the Shares have been duly issued and sold as contemplated by the Registration Statements, the Shares will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. We also consent to the incorporation by reference of this opinion into a registration statement relating to the same class of securities covered by such registration statement that is filed with respect to the same offering pursuant to Rule 462(b) under the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
                                         Very truly yours,
                                         /s/ Robert E. Remmell